[LETTERHEAD OF BASS, BERRY & SIMS PLC]

Exhibit 5.5

March 3 , 2017

Community Health Systems, Inc.

CHS/Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, Tennessee 37067

Ladies and Gentlemen:

We have acted as counsel to Community Health Systems, Inc. (the “Parent”), CHS/Community Health Systems, Inc. (“CHS”) and the entities identified on Schedule I attached hereto (the “Delaware/Tennessee Subsidiary Guarantors”), each organized and existing under the laws of the States of Tennessee or Delaware, as applicable, in connection with the filing by the Parent with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (as amended, the “Registration Statement”), which relates to the shelf registration under the Securities Act of 1933, as amended (the “Securities Act”) of the issuance from time to time of: (i) debt securities of the Parent (the “Parent Debt Securities”) to be issued pursuant to forms of senior and subordinated notes indentures that are attached as Exhibits 4.1 and 4.2 to the Registration Statement (the “Parent Indentures”), which Parent Debt Securities may be guaranteed by certain subsidiaries of the Parent, including CHS and the Delaware/Tennessee Subsidiary Guarantors (the “Parent Debt Securities Guarantees”); (ii) debt securities of CHS (the “CHS Debt Securities” and together with the Parent Debt Securities, the “Debt Securities”) to be issued pursuant to forms of senior and subordinated notes indentures that are attached as Exhibits 4.3 and 4.4 to the Registration Statement (the “CHS Indentures” and together with the Parent Indentures, the “Indentures”), which CHS Debt Securities may be guaranteed by the Parent and certain subsidiaries of the Parent, including the Delaware/Tennessee Subsidiary Guarantors (the “CHS Debt Securities Guarantees” and together with the Parent Debt Securities Guarantees, the “Debt Securities Guarantees”); (iii) shares of preferred stock, $0.01 par value per share, of the Parent (the “Preferred Stock”); (iv) shares of common stock, $0.01 par value per share, of the Parent (the “Common Stock”); (v) shares of Preferred Stock of the Parent represented by depositary shares, each of which will represent a fractional share or multiple shares of Preferred Stock (the “Depositary Shares”); and (vi) warrants of the Parent to purchase Common Stock, Preferred Stock, Depository Shares and/or Debt Securities (the “Warrants” and together with the Debt Securities, the Debt Securities Guarantees, the Preferred Stock, the Common Stock and the Depositary Shares).

In rendering our opinions herein, we have relied with respect to factual matters, upon the certificate with respect to various factual matters signed by an officer of each of the Parent, CHS and the Delaware/Tennessee Subsidiary Guarantors and dated the date of this opinion, and certificates of public officials referred to below. In addition, we have reviewed and relied upon such corporate or other organizational documents of the Parent, CHS and the Delaware/Tennessee Subsidiary Guarantors and such other records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for rendering our opinions, including, without limitation, the Indentures, the Registration Statement, and the prospectus contained within the Registration Statement (the “Prospectus”).

March 3, 2017

Except to the extent we opine as to the binding effect and/or enforceability of certain documents as set forth in paragraphs 11 and 12 below, we have assumed that all documents referenced below are the valid and binding obligations of and enforceable against the parties thereto. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, the legal capacity of all natural persons and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

Except as expressly set forth in this opinion letter, we have made no independent investigation or inquiry as to the accuracy or completeness of any representation, warranty, data, certificate or other information, written or oral, made or furnished to us in connection with the transactions contemplated by the Registration Statement.

The opinions expressed herein are limited in all respects to the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the laws of the State of Tennessee, and no opinion is expressed with respect to (i) any federal laws of the United States of America or any other jurisdiction, or any effect which such laws may have on the opinions expressed herein, (ii) the bylaws, rules or regulations of the Financial Industry Regulatory Authority, Inc. or (iii) the securities or “blue sky” laws of any jurisdiction. We are not rendering any opinion, and we are not providing any assurance, as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

We have not undertaken any independent investigation to determine the existence or absence of facts, and no inference as to our knowledge of the existence or absence of any such facts should be drawn from the fact of our representation of the Parent, CHS or the Delaware/Tennessee Subsidiary Guarantors.

With regard to our opinion in paragraph 1 below with respect to the Parent’s, CHS’s and the Delaware/Tennessee Subsidiary Guarantors’ existence, we have based our opinions solely upon examination of the certificates of good standing issued by the Delaware Secretary of State and the Tennessee Secretary of State as of a recent date.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. Each of the Parent, CHS and the Delaware/Tennessee Subsidiary Guarantors is validly existing under the laws of its respective jurisdiction of incorporation or formation, as applicable.

2. The Parent has the requisite corporate power under the laws of the State of Delaware to execute, deliver and perform its obligations under the Parent Indentures and to issue the Parent Debt Securities.

3. CHS has the requisite corporate power under the laws of the State of Delaware to execute, deliver and perform its obligations under the CHS Indentures and to issue the CHS Debt Securities.

4. CHS has the requisite corporate power to guarantee the Parent Debt Securities pursuant to the terms of the Parent Indentures and to perform its obligations under the Parent Debt Securities Guarantees.

5. The Parent has the requisite corporate power to guarantee the CHS Debt Securities pursuant to the terms of the CHS Indentures and to perform its obligations under the CHS Debt Securities Guarantees.

March 3, 2017

6. Each of the Delaware/Tennessee Subsidiary Guarantors has the requisite corporate, limited liability company or partnership power, as applicable, to guarantee the Debt Securities pursuant to the terms of the Indentures and to perform its obligations under the Debt Securities Guarantees.

7. The Parent Debt Securities Guarantees, upon being duly authorized by all necessary corporate, limited liability company or partnership action, as applicable, executed by an authorized signatory and delivered, will be validly authorized, executed and delivered for corporate, limited liability company or partnership law purposes, as applicable, by CHS and each of the Delaware/Tennessee Subsidiary Guarantors.

8. The CHS Debt Securities Guarantees, upon being duly authorized by all necessary corporate, limited liability company or partnership action, as applicable, executed by an authorized signatory and delivered, will be validly authorized, executed and delivered for corporate, limited liability company or partnership law purposes, as applicable, by Parent and each of the Delaware/Tennessee Subsidiary Guarantors.

9. (a) When a new class or series of Preferred Stock has been duly established in accordance with the terms of the Parent’s Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”) and Amended and Restated Bylaws (“Bylaws”) and authorized by all necessary corporate action of the Parent, and (b) assuming that either an appropriate certificate of amendment of the Parent’s Certificate of Incorporation or a certificate of designation, in either case, fixing and determining the terms of such class or series of Preferred Stock has been duly approved by the Parent’s Board of Directors and been filed with and accepted for record by the Secretary of State of the State of Delaware, and (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all supplements to the Prospectus (each, a “Prospectus Supplement”) required by applicable laws have become effective under the Securities Act and been timely filed with the Commission, and (d) assuming that upon the issuance of such Preferred Stock, the total number of issued and outstanding shares of the applicable class or series of Preferred Stock will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Parent is then authorized to issue under its Certificate of Incorporation, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such corporate action, such shares of such class or series of Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any other Securities) will be validly issued, fully paid and nonassessable.

10. (a) When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Parent, and (b) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act and been timely filed with the Commission, and (c) assuming that upon the issuance of such Common Stock, the total number of issued and outstanding shares of Common Stock will not exceed the total number of shares of Common Stock that the Parent is then authorized to issue under its Certificate of Incorporation, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such corporate action, such shares of Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any other Securities) will be validly issued, fully paid and nonassessable.

11. (a) When a deposit agreement relating to the Depositary Shares (the “Deposit Agreement”) has been duly authorized, executed and delivered and the Depositary Shares and the securities underlying the Depositary Shares have been duly authorized by all necessary corporate action of the Parent, and (b) assuming that the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Parent’s Certificate of Incorporation and Bylaws and the Deposit

March 3, 2017

Agreement, and (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act and been timely filed with the Commission, and (d) assuming that the terms of the Depositary Shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Depositary Shares, as executed and delivered, do not violate any law applicable to the Parent or result in a default under or breach of any agreement or instrument binding upon the Parent, and (f) assuming that the Depositary Shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Parent, whether imposed by any court or governmental or regulatory body having jurisdiction over the Parent, and (g) assuming that the Depositary Shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Depositary Shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Deposit Agreement and by such corporate action, the Depositary Shares will constitute valid and binding obligations of the Parent, enforceable against the Parent in accordance with their terms, and the Depositary Shares will be validly issued.

12. (a) When a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered and the Warrants and the securities for which the Warrants will be exercisable have been duly authorized by all necessary corporate action of the Parent, and (b) assuming that the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Parent’s Certificate of Incorporation and Bylaws and the Warrant Agreement, and (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act and been timely filed with the Commission, and (d) assuming that the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Warrants, as executed and delivered, do not violate any law applicable to the Parent or result in a default under or breach of any agreement or instrument binding upon the Parent, and (f) assuming that the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Parent, whether imposed by any court or governmental or regulatory body having jurisdiction over the Parent, and (g) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Warrants in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Warrant Agreement and by such corporate action, the Warrants will constitute valid and binding obligations of the Parent, enforceable against the Parent in accordance with their terms, and the Warrants will be validly issued.

The opinions set forth in paragraphs 11 and 12 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity, (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies, (iv) we express no opinion with respect to the enforceability of provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial, and (v) we express no opinion with respect to the enforceability of any waiver of any usury defense.

To the extent that any obligations of the Parent, CHS or the Delaware/Tennessee Subsidiary Guarantors with respect to the Securities may be dependent on such matters, we have assumed for purposes of this opinion that any party to a Warrant Agreement or Depositary Agreement other than the

March 3, 2017

Parent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party will be duly qualified to engage in the activities contemplated by the Warrant Agreement or the Depositary Agreement, as applicable; that such Warrant Agreement or Depositary Agreement will be duly authorized, executed and delivered by such other party and will constitute the legally valid, binding and enforceable obligation of such other party, enforceable against such other party in accordance with its terms; that such other party will be in compliance with respect to performance of its obligations under such Warrant Agreement or Depositary Agreement, as applicable, and with all applicable laws and regulations; and that such other party will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement or Depositary Agreement, as applicable. We have also assumed that, in the case of a Warrant Agreement, Depositary Agreement, certificate of designation or other agreement or instrument pursuant to which any Securities are to be issued, there will be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of any changes in the facts or law relating to the matters covered by this opinion that may hereafter come to our attention.

We hereby consent to any reliance on this opinion letter and the opinions provided herein by the law firm Hodgson Russ LLP in connection with the legal opinion provided by that law firm that is in included as an exhibit to the Registration Statement. Additionally, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bass, Berry & Sims PLC

Schedule I

Delaware/Tennessee Subsidiary Guarantors

Delaware/Tennessee Subsidiary Guarantor	Jurisdiction of Organization

Abilene Hospital, LLC	DE

Abilene Merger, LLC	DE

Affinity Health Systems, LLC	DE

Affinity Hospital, LLC	DE

Berwick Hospital Company, LLC	DE

Birmingham Holdings II, LLC	DE

Birmingham Holdings, LLC	DE

Bluefield Holdings, LLC	DE

Bluefield Hospital Company, LLC	DE

Bluffton Health System LLC	DE

Brownwood Hospital, L.P.	DE

Brownwood Medical Center, LLC	DE

Bullhead City Hospital Investment Corporation	DE

Campbell County HMA, LLC	TN

Carlsbad Medical Center, LLC	DE

Carolinas Holdings, LLC	DE

Carolinas JV Holdings General, LLC	DE

Carolinas JV Holdings, L.P.	DE

Central Florida HMA Holdings, LLC	DE

Central States HMA Holdings, LLC	DE

Chestnut Hill Health System, LLC	DE

CHHS Holdings, LLC	DE

CHHS Hospital Company, LLC	DE

CHS Pennsylvania Holdings, LLC	DE

CHS Tennessee Holdings, LLC	DE

CHS Virginia Holdings, LLC	DE

CHS Washington Holdings, LLC	DE

Clarksville Holdings II, LLC	DE

Clarksville Holdings, LLC	DE

Cleveland Hospital Company, LLC	TN

Cleveland Tennessee Hospital Company, LLC	DE

Cocke County HMA, LLC	TN

College Station Hospital, L.P.	DE

College Station Medical Center, LLC	DE

College Station Merger, LLC	DE

Community Health Investment Company, LLC	DE

Delaware/Tennessee Subsidiary Guarantor	Jurisdiction of Organization

CP Hospital GP, LLC	DE

CPLP, LLC	DE

Crestwood Healthcare, L.P.	DE

Crestwood Hospital LP, LLC	DE

Crestwood Hospital, LLC	DE

CSMC, LLC	DE

Deaconess Holdings, LLC	DE

Deaconess Hospital Holdings, LLC	DE

Desert Hospital Holdings, LLC	DE

Detar Hospital, LLC	DE

DHFW Holdings, LLC	DE

Dukes Health System, LLC	DE

Dyersburg Hospital Company, LLC	TN

Florida HMA Holdings, LLC	DE

Gadsden Regional Medical Center, LLC	DE

GRMC Holdings, LLC	DE

Hallmark Healthcare Company, LLC	DE

Health Management Associates, LLC	DE

Health Management Associates, LP	DE

Health Management General Partner I, LLC	DE

Health Management General Partner, LLC	DE

HMA Fentress County General Hospital, LLC	TN

HMA Hospitals Holdings, LP	DE

HMA Services GP, LLC	DE

HMA-TRI Holdings, LLC	DE

Hobbs Medco, LLC	DE

Hospital of Morristown, LLC	TN

Jackson Hospital Corporation	TN

Jefferson County HMA, LLC	TN

Kirksville Hospital Company, LLC	DE

Knoxville HMA Holdings, LLC	TN

Lakeway Hospital Company, LLC	TN

Lancaster Hospital Corporation	DE

Las Cruces Medical Center, LLC	DE

Lea Regional Hospital, LLC	DE

Lebanon HMA, LLC	TN

Longview Clinic Operations Company, LLC	DE

Longview Medical Center, L.P.	DE

Longview Merger, LLC	DE

Delaware/Tennessee Subsidiary Guarantor	Jurisdiction of Organization

LRH, LLC	DE

Lutheran Health Network of Indiana, LLC	DE

Martin Hospital Company, LLC	TN

Mary Black Health System LLC	DE

Medical Center of Brownwood, LLC	DE

Merger Legacy Holdings, LLC	DE

Metro Knoxville HMA, LLC	TN

Mississippi HMA Holdings I, LLC	DE

Mississippi HMA Holdings II, LLC	DE

Moberly Hospital Company, LLC	DE

Natchez Hospital Company, LLC	DE

National Healthcare of Leesville, Inc.	DE

Navarro Hospital, L.P.	DE

Navarro Regional, LLC	DE

Northampton Hospital Company, LLC	DE

Northwest Arkansas Hospitals, LLC	DE

Northwest Hospital, LLC	DE

NOV Holdings, LLC	DE

NRH, LLC	DE

Oro Valley Hospital, LLC	DE

Palmer-Wasilla Health System, LLC	DE

Pennsylvania Hospital Company, LLC	DE

Phoenixville Hospital Company, LLC	DE

Pottstown Hospital Company, LLC	DE

QHG Georgia Holdings II, LLC	DE

QHG of Bluffton Company, LLC	DE

QHG of Fort Wayne Company, LLC	DE

Regional Hospital of Longview, LLC	DE

Ruston Hospital Corporation	DE

Ruston Louisiana Hospital Company, LLC	DE

SACMC, LLC	DE

San Angelo Community Medical Center, LLC	DE

San Angelo Medical, LLC	DE

Scranton Holdings, LLC	DE

Scranton Hospital Company, LLC	DE

Scranton Quincy Holdings, LLC	DE

Scranton Quincy Hospital Company, LLC	DE

Sharon Pennsylvania Holdings, LLC	DE

Sharon Pennsylvania Hospital Company, LLC	DE

Delaware/Tennessee Subsidiary Guarantor	Jurisdiction of Organization

Shelbyville Hospital Company, LLC	TN

Siloam Springs Arkansas Hospital Company, LLC	DE

Siloam Springs Holdings, LLC	DE

Southeast HMA Holdings, LLC	DE

Southern Texas Medical Center, LLC	DE

Southwest Florida HMA Holdings, LLC	DE

Spokane Valley Washington Hospital Company, LLC	DE

Spokane Washington Hospital Company, LLC	DE

Tennessee HMA Holdings, LP	DE

Tennyson Holdings, LLC	DE

Tomball Texas Holdings, LLC	DE

Tomball Texas Hospital Company, LLC	DE

Triad Healthcare, LLC	DE

Triad Holdings III, LLC	DE

Triad Holdings IV, LLC	DE

Triad Holdings V, LLC	DE

Triad Nevada Holdings, LLC	DE

Triad of Alabama, LLC	DE

Triad-ARMC, LLC	DE

Triad-Navarro Regional Hospital Subsidiary, LLC	DE

Tullahoma HMA, LLC	TN

Tunkhannock Hospital Company, LLC	DE

VHC Medical, LLC	DE

Vicksburg Healthcare, LLC	DE

Victoria Hospital, LLC	DE

Victoria of Texas, L.P.	DE

Warren Ohio Hospital Company, LLC	DE

Warren Ohio Rehab Hospital Company, LLC	DE

Webb Hospital Corporation	DE

Webb Hospital Holdings, LLC	DE

Wesley Health System LLC	DE

West Grove Hospital Company, LLC	DE

WHMC, LLC	DE

Wilkes-Barre Behavioral Hospital Company, LLC	DE

Wilkes-Barre Holdings, LLC	DE

Wilkes-Barre Hospital Company, LLC	DE

Women & Children’s Hospital, LLC	DE

Woodland Heights Medical Center, LLC	DE

Woodward Health System, LLC	DE

Delaware/Tennessee Subsidiary Guarantor	Jurisdiction of Organization

York Pennsylvania Holdings, LLC	DE

York Pennsylvania Hospital Company, LLC	DE

Youngstown Ohio Hospital Company, LLC	DE